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                                                                    EXH. 23.5

                        GIRARDIN BALDWIN & ASSOCIATES LLP
                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this amended Registration Statement of Telecom Wireless Corporation of our report of America's Web Station, Inc. dated July 30, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                           /s/ Girardin Baldwin & Associates LLP

                                           GIRARDIN BALDWIN & ASSOCIATES LLP
                                           Certified Public Accountants

Naples, Florida
February 18, 2000